As filed with the Securities and Exchange Commission on January 15, 2008.

Registration No. 333-102775

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

To

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POGO PRODUCING COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	74-1659398
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Milam, Suite 3100

Houston, Texas 77002

(713) 579-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John F. Wombwell

Plains Exploration & Production Company

700 Milam, Suite 3100

Houston, Texas 77002

(713) 579-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Michael E. Dillard, P.C.

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, TX 77002

Phone: (713) 220-5800

Facsimile: (713) 236-0822

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-102775) (the “Registration Statement”), which was originally filed on January 28, 2003, and amended on November 21, 2007, is being filed to deregister an indeterminate number of plan interests (the “Plan Interests”) originally reserved for issuance under the Tax-Advantaged Savings Plan of Pogo Producing Company (the “Plan”) and registered under the Registration Statement, that have not been issued.

On November 6, 2007, pursuant to that certain Agreement and Plan of Merger, dated as of July 17, 2007, by and among Pogo Producing Company, Plains Exploration & Production Company and Pogo Producing Company LLC (formerly PXP Acquisition LLC) (“Merger Sub”), Pogo Producing Company merged with and into Merger Sub, with Merger Sub surviving, and its common stock ceased to be quoted on the New York Stock Exchange and was deregistered under the Securities Exchange Act of 1934, as amended. As of December 31, 2007, the Plan was frozen and ceased to take contributions from Plan participants. In addition, no additional interests may be issued under the Plan. Therefore, this Post-Effective Amendment No. 2 to the Registration Statement is being filed to deregister, as of the effectiveness of this post-effective amendment, all registered but unissued Plan Interests.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 14, 2008.

POGO PRODUCING COMPANY LLC

By:	/S/ JAMES C. FLORES
James C. Flores
President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JAMES C. FLORES	President (Principal Executive Officer)	January 14, 2008
James C. Flores

/S/ WINSTON M. TALBERT	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	January 14, 2008
Winston M. Talbert

/S/ JOHN F. WOMBWELL	Vice President, Secretary and Director	January 14, 2008
John F. Wombwell